AMENDED, RESTATED AND CONSOLIDATED
                                 PROMISSORY NOTE

THIS AMENDED, RESTATED AND CONSOLIDATED PROMISSORY NOTE REPLACES, AMENDS, RESTATES AND CONSOLIDATES THAT CERTAIN PROMISSORY NOTE BY BORROWER IN FAVOR OF LENDER IN THE ORIGINAL PRINCIPAL AMOUNT OF $40,000 DATED DECEMBER ___, 2002.

U.S. $160,000.00                                       Dated February 25th, 2003

                                    RECITALS:

      A. theglobe.com, Inc., a Delaware corporation, (the "Lender"), has loaned to Tralliance Corporation, a New York corporation (the "Borrower"), Eighty Thousand U.S. Dollars (U.S. $80,000.00) ("Initial Loan").

      B. Pursuant to the terms of a Loan and Purchase Option Agreement of even date between the Lender and the Borrower, among others (the "Loan Agreement"), Lender is making to Borrower an additional loan in the amount of Eighty Thousand U.S. Dollars (U.S. $80,000.00) ("Additional Loan") (the "Initial Loan" and the "Additional Loan" collectively referred to as the "Loan").

      C. The timing and conditions to funding of the Additional Loan are as set forth in the Loan Agreement.

      D. Borrower represents that it used, or will use, the funds from the Initial Loan solely for its working capital and general corporate purposes.

      E. Borrower further covenants that it will use the funds from the Additional Loan solely for operating expenses incurred on or after the date first set forth above.

      FOR VALUE RECEIVED, Borrower unconditionally promises to pay to the order of the Lender on December 12, 2003 (the "Loan Payment Date") in lawful money of the United States of America, in immediately available funds, the principal sum of One Hundred Sixty Thousand U.S. Dollars (U.S. $160,000.00) (the "Principal Amount") or such lesser amount as may then be outstanding at such date, with interest payable at the Interest Rate, as hereinbelow defined, from the date hereof until the Loan Payment Date.

1. INTEREST PAYMENTS. Borrower promises to pay interest on the outstanding Principal Amount of this Note from the date hereof at the rate of ten percent (10%) per annum. Interest payments shall be calculated on the basis of a 365 day year. The interest payment will be due and payable through the Loan Payment Date.

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2.    DEFAULT. In the event of the continuation of any default in the payment of any interest or principal under this Note for a period of five (5) days after such payment becomes due, or upon the occurrence of any other "Event of Default" (as defined in the Security Agreement and after giving affect to any applicable notice and cure periods as specified in the Security Agreement) under the Security Agreement (as defined in Section 3 below), then the Lender may declare the entire unpaid principal amount outstanding, together with interest accrued thereon, immediately due and payable and/or increase the Interest Rate under this Note to the maximum interest rate permitted by applicable law.

3. SECURITY. As security for the performance of Borrower's obligation under this Promissory Note, Borrower shall cooperate fully with Lender in executing any and all documents, including a UCC-1, necessary to secure this Promissory Note as a first priority security interest in all of Borrower's tangible and intangible assets, including all goodwill, intellectual property, agreements and Memoranda of Understanding, all as further provided in the Security Agreement of even date between the Lender and the Borrower (the "Security Agreement"). Lender will share the above security interest, on a pro rata basis, with NeuStar, Inc. and C5, LLC to the extent of the first priority security interests that each of NeuStar, Inc. and C5, LLC has in the above property of Borrower.

4. PRINCIPAL REPAYMENT. Borrower promises to pay to the order of Lender the entire outstanding Principal Amount, and all accrued and unpaid interest, fees and costs on the Loan Payment Date.

5. PAYMENT OF INTEREST AND PRINCIPAL. The Loan, including all outstanding principal and interest, shall be due and payable on the Loan Payment Date, except in the event Lender elects not to exercise the Purchase Option, described in the Loan Agreement (incorporated herein and made a part hereof) (hereinafter "Purchase Option"), then the Loan will be due and payable twelve months from the earlier of: (a) Lender's tendering to Borrower notice that Lender will not be exercising the Purchase Option or
      (b) the expiration of the Purchase Option.

      In the event Borrower elects not to exercise the Purchase Option, then the outstanding principal amount of the Loan will be reduced to One Hundred Thousand U.S. Dollars (U.S. $100,000.00), provided, however, if within one
      (1) year from such date, Borrower obtains financing from an unrelated third party, then the outstanding principal amount of the Loan, due and payable in accordance with the terms hereinabove, will be One Hundred Sixty Thousand U.S. Dollars (U.S. $160,000.00).

6.    PREPAYMENTS.

      (a) Borrower may prepay this Promissory Note in whole or in part at any time prior to the Loan Payment Date, without penalty.

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            (b) Partial prepayments of this Promissory Note shall be applied first to accrued and unpaid interest on the Principal Amount of this Promissory Note and then to the Principal Amount then outstanding.

7. WAIVER OF PRESENTMENT. Borrower and all endorsers, guarantors and all persons who are liable or who may hereafter become liable under this Promissory Note, jointly and severally, hereby expressly waive presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, diligence in collection and notice of any other kind in connection with this Promissory Note, except where such waiver of presentment is in conflict with Section 7 hereof.

8. GOVERNING LAW. This Note shall be construed in accordance with and governed by the internal laws and decisions of the State of Florida (without giving effect to choice of law principles).

9. NOTICES. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be sufficiently given (i) on the date of transmittal, if personally delivered, (ii) on the business day after transmittal, if sent by facsimile (with a confirming copy mailed by international air mail), and
      (iii) on the third day following posting if mailed postage prepaid, by registered air mail, addressed as follows:

                      If to Borrower:          Tralliance Corporation, Inc.
                                               220 Fifth Avenue
                                               20th floor
                                               New York, New York 10001
                                               Attention: President

                      If to Lender:            theglobe.com, Inc.
                                               110 East Broward Blvd, Suite 1400
                                               Fort Lauderdale, Fl.  33301
                                               Attention:  President

10. MODIFICATION, WAIVER. No modification, waiver, amendment, discharge or change of this Note shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is sought.

11. SUCCESSORS AND ASSIGNS. This Note shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and assigns.

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

      The undersigned has executed this Note as of the day and year first set forth above.

                                          Tralliance Corporation

                                          By:
                                             -----------------------------------
                                          Name: Ronald N. Andruff
                                          Title: President

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